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EXHIBIT 23.1

Independent Auditors' Consent

        We consent to the incorporation by reference in Registration Statements No. 333-55846 and 333-83208 of Boeing Capital Corporation on Form S-3 of our report dated January 29, 2004, appearing in this Annual Report on Form 10-K of Boeing Capital Corporation for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
March 3, 2004

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Independent Auditors' Consent